Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-51496 and No. 333-104389) pertaining to stock option plans of Scottish Re Group Limited (the Company) (formerly Scottish Annuity & Life Holdings, Ltd.) and the incorporation by reference in the Registration Statement (Form S-3 No. 333-113030) of the Company of our report dated February 14, 2005, with respect to the financial statements of ING Individual Re Business for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002.



                                                     /s/ Ernst & Young LLP


Atlanta, Georgia
March 4, 2005